Exhibit 99.1
Conn's, Inc. Reports First Quarter Fiscal 2019 Financial Results
Favorable Retail Results Driven by an Improving Same Store Sales Trend and Record Q1 Retail Margin
Credit Segment Operating Income Turns Positive as Portfolio Performance Strengthens
Lowest Interest Expense in 11 Quarters as a result of Reduced Cost of Funds and Continued Deleveraging
Strong Start to Fiscal Year 2019

THE WOODLANDS, Texas, June 7, 2018 - Conn's, Inc. (NASDAQ: CONN), a specialty retailer of furniture and mattresses, home appliances, consumer electronics and home office products, and provider of consumer credit, today announced its financial results for the quarter ended April 30, 2018.
“Fiscal year 2019 is off to an excellent start. First quarter retail results were driven by an improving same store sales trend. This included positive same store sales for the month of April, which is the first positive month of same store sales in over two years. In addition, retail results benefited from record first quarter retail gross margin. Credit performance strengthened during the quarter, and our credit segment had its first quarter of operating income in four years. With our credit platform on a clear path towards improved financial results, we continue to focus on driving sustainable growth in our highly profitable retail segment. Our first quarter results reflect accelerating momentum throughout our business and we believe that fiscal year 2019 will be a strong year for the Company,” stated Norm Miller, Conn’s Chairman and Chief Executive Officer.
First quarter of fiscal year 2019 highlights include:

•	Improving same store sales trend, best performance in eight quarters

•	Record first quarter retail gross margin of 39.6%

•	Credit spread of 870 basis points was the highest level since the quarter ending April 30, 2014

•	60+ delinquency rate of 9.5%, representing the third consecutive quarter the rate has declined year-over-year

•	Charge-offs, net of recoveries of 12.1%, was the lowest rate in ten quarters

•	Strong first quarter recoveries reduced cumulative loss rates for fiscal year 2014 and 2015 vintages

•	Interest expense of $16.8 million, compared to $24.0 million for the same period last fiscal year

•	Earnings per diluted share of $0.39, compared to a loss of $0.08 per share for the same period last fiscal year

•	Adjusted earnings per diluted share of $0.40, representing the highest first quarter earnings in three years

First Quarter Results
Net income for the three months ended April 30, 2018 was $12.7 million, or $0.39 per diluted share, compared to a net loss for the three months ended April 30, 2017 of $2.6 million, or $0.08 per diluted share. On a non-GAAP basis, adjusted net income for the three months ended April 30, 2018 was $13.0 million, or $0.40 per diluted share, which excludes a loss on extinguishment of debt related to the early redemption of our Series 2016-B Class B Notes. This compares to adjusted net loss for the three months ended April 30, 2017 of $1.6 million, or $0.05 per diluted share, which excludes certain charges primarily related to exit costs associated with reducing the square footage of a distribution center and the extinguishment of debt related to the amendment of our revolving loan facility.
Retail Segment First Quarter Results
Total retail revenues were $275.8 million for the three months ended April 30, 2018 compared to $279.4 million for the three months ended April 30, 2017. The decrease of 1.3% was primarily related to a decline in same store sales partially offset by new store openings. For the three months ended April 30, 2018 and 2017, retail segment operating income was $31.2 million and $32.0 million, respectively. On a non-GAAP basis, adjusted retail segment operating income for the three months ended April 30, 2018 and 2017 was $31.2 million and $33.2 million, respectively, after excluding certain charges of $1.2 million related to exit costs associated with reducing the square footage of a distribution center in 2017.
The following table presents net sales and changes in net sales by category:

	Three Months Ended April 30,					%	Same Store
(dollars in thousands)	2018	% of Total	2017	% of Total	Change	Change	% Change
Furniture and mattress (1)	$97,020	35.2%	$94,443	33.8%	$2,577	2.7%	(2.9)%
Home appliance	78,023	28.3	80,122	28.7	(2,099)	(2.6)	(4.5)
Consumer electronics (1)	52,302	19.0	55,753	20.0	(3,451)	(6.2)	(4.5)
Home office (1)	18,310	6.6	16,788	6.0	1,522	9.1	12.8
Other	3,659	1.3	4,256	1.5	(597)	(14.0)	(17.3)
Product sales	249,314	90.4	251,362	90.0	(2,048)	(0.8)	(3.0)
Repair service agreement commissions	22,863	8.3	24,696	8.8	(1,833)	(7.4)	(7.1)
Service revenues	3,579	1.3	3,227	1.2	352	10.9
Total net sales	$275,756	100.0%	$279,285	100.0%	$(3,529)	(1.3)%	(3.5)%

(1)
During the three months ended July 31, 2017, we reclassified certain products from the consumer electronics and home office product categories into the furniture and mattress product category. Net sales of these products reflected in the consumer electronics and home office product categories for the three months ended April 30, 2017 were $2.8 million and $0.8 million, respectively. The change in same store sales reflects the current product classification for both periods presented.

The following provides a summary of the items impacting same store sales performance of our product categories during the three months ended April 30, 2018 as compared to the three months ended April 30, 2017:

•	Furniture unit volume decreased 9.9%, partially offset by a 6.4% increase in average selling price;

•	Mattress unit volume decreased 7.5%, partially offset by a 9.2% increase in average selling price;

•	Home appliance unit volume decreased 6.1%, partially offset by a 1.8% increase in average selling price;

•	Consumer electronic unit volume decreased 4.4% and average sales price decreased 0.1%; and

•	Home office unit volume increased 40.9%, partially offset by a 20.0% decrease in average selling price.

Credit Segment First Quarter Results
Credit revenues were $82.6 million for the three months ended April 30, 2018 compared to $76.5 million for the three months ended April 30, 2017. The 8.1% increase in credit revenue was primarily due to the origination of our higher-yielding direct loan product, which resulted in an increase in the portfolio yield rate to 20.8% from 18.2% offset by a 0.3% decrease in the average balance of the customer receivable portfolio. The total customer portfolio balance was $1.49 billion at April 30, 2018 compared to $1.48 billion at April 30, 2017, an increase of 0.9%.

Provision for bad debts was $43.9 million for the three months ended April 30, 2018 compared to $55.7 million for the three months ended April 30, 2017, a decrease of $11.8 million. The decrease was primarily driven by a reduction in net charge-offs of $13.8 million during the three months ended April 30, 2018 compared to the three months ended April 30, 2017, partially offset by a smaller reduction in the allowance for doubtful accounts during the three months ended April 30, 2018 compared to the three months ended April 30, 2017.
Additional information on the credit portfolio and its performance may be found in the Customer Receivable Portfolio Statistics table included within this press release and in the Company's Form 10-Q for the quarter ended April 30, 2018, to be filed with the Securities and Exchange Commission.
Store Update
The Company has opened two new Conn's HomePlus® stores in Texas during the three months ended April 30, 2018, bringing the total store count to 118 in 14 states. During fiscal year 2019, the Company plans to open a total of five to nine new stores in existing states to leverage current infrastructure.
Liquidity and Capital Resources
As of April 30, 2018, the Company had $233.5 million of immediately available borrowing capacity under its $750.0 million revolving credit facility, with an additional $366.2 million that may become available under the Company's revolving credit facility if the Company grows the balance of eligible customer receivables and our total eligible inventory balances under the borrowing base. The Company also had $6.2 million of unrestricted cash available for use.
Outlook and Guidance
The following are the Company's expectations for the business for the second quarter of fiscal year 2019:

•	Change in same store sales between 0.0% and positive 3.0%;

•	Retail gross margin between 40.25% and 40.75% of total retail net sales;

•	Selling, general and administrative expenses between 30.5% and 32.5% of total revenues;

•	Provision for bad debts between $51.0 million and $55.0 million;

•	Finance charges and other revenues between $85.0 million and $89.0 million; and

•	Interest expense between $16.0 million and $17.0 million.
Conference Call Information
The Company will host a conference call on June 7, 2018 at 10 a.m. CT / 11 a.m. ET to discuss its three months ended April 30, 2018 financial results. Participants can join the call by dialing 877-754-5302 or 678-894-3020. The conference call will also be broadcast simultaneously via webcast on a listen-only basis. A link to the earnings release, webcast and the first quarter fiscal year 2019 conference call presentation will be available at ir.conns.com.
Replay of the telephonic call can be accessed through June 14, 2018 by dialing 855-859-2056 or 404-537-3406 and Conference ID: 1375317.
About Conn's, Inc.
Conn's is a specialty retailer currently operating 118 retail locations in Alabama, Arizona, Colorado, Georgia, Louisiana, Mississippi, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Virginia. The Company's primary product categories include:

•	Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;

•	Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;

•	Consumer electronics, including LED, OLED, QLED, 4K Ultra HD, and smart televisions, Blu-ray players, home theaters, portable audio equipment, and gaming products;

•	Home office, including computers, printers and accessories.
Additionally, Conn's offers a variety of products on a seasonal basis. Unlike many of its competitors, Conn's provides flexible in-house credit options for its customers in addition to third-party financing programs and third-party lease-to-own payment plans.
This press release contains forward-looking statements within the meaning of the federal securities laws, including but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "predict," "will," "potential," or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to execute periodic securitizations of future originated customer loans on favorable terms; our ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores; technological and market developments and sales trends for our major product offerings; our ability to manage effectively the selection of our major product offerings; our ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and employees; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; and other risks detailed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2018 and other reports filed with the SEC. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, or to provide periodic updates or guidance. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.
CONN-G
S.M. Berger & Company
Andrew Berger (216) 464-6400

CONN'S, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended April 30,
	2018	2017
Revenues:
Total net sales	$275,756	$279,285
Finance charges and other revenues	82,631	76,541
Total revenues	358,387	355,826
Costs and expenses:
Cost of goods sold	166,589	171,950
Selling, general and administrative expense	114,878	106,537
Provision for bad debts	44,156	55,930
Charges and credits	—	1,227
Total costs and expenses	325,623	335,644
Operating income	32,764	20,182
Interest expense	16,820	24,008
Loss on extinguishment of debt	406	349
Income (loss) before income taxes	15,538	(4,175)
Provision (benefit) for income taxes	2,806	(1,595)
Net income (loss)	$12,732	$(2,580)
Income (loss) per share:
Basic	$0.40	$(0.08)
Diluted	$0.39	$(0.08)
Weighted average common shares outstanding:
Basic	31,540,684	30,972,312
Diluted	32,452,864	30,972,312

CONN'S, INC. AND SUBSIDIARIES
CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended April 30,
	2018	2017
Revenues:
Product sales	$249,314	$251,362
Repair service agreement commissions	22,863	24,696
Service revenues	3,579	3,227
Total net sales	275,756	279,285
Other revenues	14	80
Total revenues	275,770	279,365
Costs and expenses:
Cost of goods sold	166,589	171,950
Selling, general and administrative expense	77,752	73,947
Provision for bad debts	260	230
Charges and credits	—	1,227
Total costs and expenses	244,601	247,354
Operating income	$31,169	$32,011
Retail gross margin	39.6%	38.4%
Selling, general and administrative expense as percent of revenues	28.2%	26.5%
Operating margin	11.3%	11.5%
Store count:
Beginning of period	116	113
Opened	2	2
End of period	118	115

CONN'S, INC. AND SUBSIDIARIES
CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended April 30,
	2018	2017
Revenues:
Finance charges and other revenues	$82,617	$76,461
Costs and expenses:
Selling, general and administrative expense	37,126	32,590
Provision for bad debts	43,896	55,700
Total costs and expenses	81,022	88,290
Operating income (loss)	1,595	(11,829)
Interest expense	16,820	24,008
Loss on extinguishment of debt	406	349
Loss before income taxes	$(15,631)	$(36,186)
Selling, general and administrative expense as percent of revenues	44.9%	42.6%
Selling, general and administrative expense as percent of average total customer portfolio balance (annualized)	9.9%	8.6%
Operating margin	1.9%	(15.5)%

CONN'S, INC. AND SUBSIDIARIES
CUSTOMER RECEIVABLE PORTFOLIO STATISTICS
(unaudited)

	As of April 30,
	2018	2017
Weighted average credit score of outstanding balances(1)	592	588
Average outstanding customer balance	$2,462	$2,360
Balances 60+ days past due as a percentage of total customer portfolio balance(2)	9.5%	9.8%
Re-aged balance as a percentage of total customer portfolio balance(2)(3)	24.5%	15.8%
Account balances re-aged more than six months (in thousands)	$79,906	$74,238
Allowance for bad debts as a percentage of total customer portfolio balance	13.7%	14.0%
Percent of total customer portfolio balance represented by no-interest option receivables	21.4%	26.0%

	Three Months Ended April 30,
	2018	2017
Total applications processed	283,486	290,327
Weighted average origination credit score of sales financed(1)	609	608
Percent of total applications approved and utilized	29.2%	31.1%
Average down payment	3.1%	3.7%
Average income of credit customer at origination	$43,800	$41,900
Percent of retail sales paid for by:
In-house financing, including down payment received	70.0%	70.5%
Third-party financing	14.9%	15.1%
Third-party lease-to-own option	7.5%	7.6%
	92.4%	93.2%

(1)	Credit scores exclude non-scored accounts.

(2)	Accounts that become delinquent after being re-aged are included in both the delinquency and re-aged amounts.

(3)
The re-aged balance as a percentage of total customer portfolio as of April 30, 2018 includes $54.2 million, or 3.6%, in first time re-ages related to customers affected by Hurricane Harvey within FEMA-designated disaster areas.

CONN'S, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	April 30, 2018	January 31, 2018
Assets
Current Assets:
Cash and cash equivalents	$6,190	$9,286
Restricted cash	76,724	86,872
Customer accounts receivable, net of allowances	618,160	636,825
Other accounts receivable	73,543	71,186
Inventories	190,312	211,894
Income taxes recoverable	620	32,362
Prepaid expenses and other current assets	15,664	31,592
Total current assets	981,213	1,080,017
Long-term portion of customer accounts receivable, net of allowances	635,508	650,608
Property and equipment, net	141,314	143,152
Deferred income taxes	22,052	21,565
Other assets	4,662	5,457
Total assets	$1,784,749	$1,900,799
Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of debt and capital lease obligations	$23,180	$907
Accounts payable	82,362	71,617
Accrued expenses	57,319	66,173
Other current liabilities	31,113	25,414
Total current liabilities	193,974	164,111
Deferred rent	85,729	87,003
Long-term debt and capital lease obligations	929,535	1,090,105
Other long-term liabilities	25,856	24,512
Total liabilities	1,235,094	1,365,731
Stockholders' equity	549,655	535,068
Total liabilities and stockholders' equity	$1,784,749	$1,900,799

CONN'S, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(unaudited)
(dollars in thousands)

RETAIL SEGMENT OPERATING INCOME, AS ADJUSTED

	Three Months Ended April 30,
	2018	2017
Retail segment operating income, as reported	$31,169	$32,011
Adjustments:
Facility closure costs	—	1,227
Retail segment operating income, as adjusted	$31,169	$33,238
Retail segment total revenues	$275,770	$279,365
Retail segment operating margin:
As reported	11.3%	11.5%
As adjusted	11.3%	11.9%

NET INCOME (LOSS), AS ADJUSTED, AND DILUTED INCOME (LOSS) PER SHARE, AS ADJUSTED

	Three Months Ended April 30,
	2018	2017
Net income (loss), as reported	$12,732	$(2,580)
Adjustments:
Facility closure costs	—	1,227
Loss on extinguishment of debt	406	349
Tax impact of adjustments	(89)	(571)
Net income (loss), as adjusted	$13,049	$(1,575)
Weighted average common shares outstanding - Diluted	32,452,864	30,972,312
Income (loss) per share:
As reported	$0.39	$(0.08)
As adjusted	$0.40	$(0.05)
Basis for presentation of non-GAAP disclosures:
To supplement the condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company also provides the following non-GAAP financial measures: retail segment adjusted operating income, retail segment adjusted operating margin, adjusted net income (loss), and adjusted income (loss) per diluted share. These non-GAAP financial measures are not meant to be considered as a substitute for, or superior to, comparable GAAP measures and should be considered in addition to results presented in accordance with GAAP. They are intended to provide additional insight into our operations and the factors and trends affecting the business. Management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision making, and (2) they are used by some of our institutional investors and the analyst community to help them analyze our operating results.